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                                                                      EXHIBIT 21

                            Renaissance Subsidiaries



                                       Jurisdiction       Jurisdiction
                                       of Formation       Where Qualified

Renaissance Media (Louisiana) LLC        Delaware         Not applicable

Renaissance Media (Tennessee) LLC        Delaware         Not applicable

Renaissance Capital Corporation          Delaware         Not applicable

Renaissance Media LLC                    Delaware         Louisiana, Tennessee,
                                                          Mississippi